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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Union Pacific Corporation on Form S-3 of our report dated January 18, 1996, incorporated by reference in the Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 1995, as amended, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
New York, New York

December 20, 1996